Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-168254) and Form S-8 (Nos. 333-92229, 333-138697, 333-168629, 333-168254, 333-176205) of Valeant Pharmaceuticals International, Inc. of our report dated February 29, 2012 (except for Note 26 which contains restated segment information to reflect a new management structure, for which the date is February 28, 2013) relating to the consolidated financial statements and financial statement schedule of Valeant Pharmaceuticals International, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Toronto, Canada February 28, 2013	Chartered Accountants Licensed Public Accountants